EXHIBIT 10.1

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), effective as of October 31, 2014, is entered into by and between Borneo Resource Investments Ltd. (the “Company “) and Marco Ku Hon Wai (the “Consultant“).

WHEREAS, the Company desires to engage the services of Chief Financial Officer; and,

WHEREAS, Consultant wishes to provide the services sought by the Company, as described above.

NOW, THEREFORE, in consideration of the mutual promises and representations contained herein, the parties hereby agree as follows:

1. Commencement and Term of Consulting Services

1.1	Subject to the terms and conditions set forth in this Agreement, the term of this Agreement shall begin on the date hereof and continue until December 31, 2015 (the "Term").

1.2

Upon the expiration of the Term of this Agreement, if the Agreement is not terminated under the provisions of Section 1.3 below, this Agreement shall be automatically renewed for consecutive one quarter periods unless either party provides a written notice of non-renewal for any reason at least thirty days prior to the end of the Term or any additional one quarter renewal period (the "Renewal Period") (the Term and any Renewal Periods shall be referred to collectively herein as the "Engagement Period").

1.3

This Agreement may be terminated by either the Company or the Consultant with or without cause by giving written notice of termination, no earlier than thirty days from the date hereof and at any time thereafter during the Engagement Period. Such notice of termination will be effective upon giving of said notice, or as may otherwise be stated in the notice. Notice shall be deemed given when personally delivered, or when mailed, postage prepaid, by registered or certified mail, to the party so to be notified at the address of such part last of record with the party giving such notice. In addition, notice shall be deemed given if faxed or e-mailed to the party so to be notified by the party giving such notice.

2. Duties of Consultant

During the Engagement Period, Consultant will perform the duties of the Chief Financial Officer for the Company.  Consultant hereby agrees to use its best efforts to perform the services described in this Section 2. Consultant, however, shall not be required to dedicate its full time and effort to the performance of said services.

3. Compensation to Consultant for Consulting Services

3.1.

In consideration for the consulting services described in Section 2, the Company shall pay the Consultant $5,000 per month or other mutually agreed to amount for the Consultant performing the services under Section 2 (the “Fees) for the first three months of this contract. The company will increase this fee to $10,000 per month.

3.2	The company will carry an Officer and Director Insurance Policy to cover any legal issues that may occur as a result to the Consultant doing their job for the company.

4. Obligation for Expenses

4.1.

The Company agrees to reimburse Consultant for reasonable out-of-pocket and travel expenses. Consultant agrees to obtain Company’s approval before incurring expenses that exceed $500 in any one-month period, should Consultant wish to be reimbursed for such expenses (the “Reimbursable Expenses”). Receipts or other appropriate documentation of such expenses shall be submitted to Company. The Company agrees to reimburse Consultant monthly.

4.2.

If the Agreement is terminated under provisions hereof, any Reimbursable Expenses incurred by Consultant prior to termination and outstanding at the time of termination will be paid by Company to Consultant.

5. Independent Contractor

5.1.

This Agreement shall not render Consultant an employee, partner, or joint venture with the Company for any purpose. Consultant is and will remain an independent contractor in its relationship to the Company. All taxes and other charges imposed by federal, state, or local governments with respect to the Consultant's fees and reimbursable expenses, including, but not limited to, any income taxes, sales or gross receipts tax or workers' compensation premiums, shall be the responsibility of, and paid by, the Consultant.

1

6. Confidentiality

6.1.

The parties agree that the terms of this Agreement shall be kept strictly confidential except to the extent necessary to satisfy the Company’s obligations under the Securities Exchange Act of 1934 and the rules adopted by the Securities and Exchange Commission.

7. Indemnification of Consultant and Consultant’s Employees and Agents by the Company

7.1.

The Company hereby agrees to indemnify and hold Consultant and Consultant’s employees and agents (the “Indemnified Parties”) harmless against (i) any and all liabilities, obligations, losses, damages, claims, and actions asserted against the Company, the Company’s officers, directors or affiliates; (ii) any claims made against Consultant except upon a finding of the Consultant’s willful conduct that is a violation of the law or gross negligence; (iii) any claim resulting from or arising out of any misstatement or omission of material fact contained in one or more of the statements, representations, press releases, announcements, reports, or filings made or prepared by the Company or its agents and (iv) any cost or expense (including reasonable attorneys’ fees and court costs) incurred by the Indemnified Parties in connection with the foregoing (including, without limitation, any cost or expense incurred by the Indemnified Parties in enforcing their rights pursuant to this section).

7.2.

Consultant shall be entitled to reasonable advancement of compensation should an indemnifiable claim be made. Specifically, the Company shall advance all reasonable expenses incurred by the Consultant in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding, including but not limited to attorneys’ fees, costs of bonds and other costs of proceedings or appeals. Consultant hereby undertakes to promptly repay such amounts advanced only if, and to the extent that, it shall ultimately be determined by a court of competent jurisdiction that Consultant is not entitled to be indemnified by the Company. The advances to be made hereunder shall be paid by the Company to Consultant within fifteen (15) days following delivery of a written request therefore.

8. Further Assurance

8.1.	Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

9. Severance

9.1.

If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

10.  Arbitration

10.1.

Any dispute or claim related to this Agreement shall be settled by binding arbitration in Los Angeles County, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

11.  Assignment

11.1.	Neither party will (by contract, operation of law or otherwise) assign this Agreement or any right under this Agreement without the prior written consent of the other party.

2

12.  Representations

12.1.	The Consultant represents that it has the requisite authority and power to enter into this Agreement.

12.2.

The Company represents that: (1) it has the requisite authority and power to enter into this Agreement; (2) this Agreement and the obligations recited hereunder have been approved by the Company’s Board of Directors

13.  Correspondence

13.1.	The Consultant’s address for correspondence is: Flat D, 22/F, Block 1, Grand Promenade, Hong Kong

13.2	The Company’s address for correspondence is:
19125 North Creek Parkway, Suite 120 Bothell, WA, 98011-8000 USA

14.  Entire Agreement

14.1.	This Agreement states the entire agreement between Company and Consultant with regard to the Services.

15.  Governing Law

15.1.	This Agreement and all questions arising hereunder shall be governed and interpreted by the laws of King County, State of Washington, United States of America.

This Agreement may be signed in original or in counterparts, and each counterpart shall be deemed an original and, taken together, the counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BORNEO RESOURCE INVESTMENTS LTD.

/s/ Nils A. Ollquist
By: Nils Ollquist Title: CEO Consultant
/s/ Ku Hon Wai
Ku Hon Wai (Marco Ku)

 3